Exhibit 99.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111478, 333-82910, 333-128371, and 333-119406) and Form S-8 (Nos. 333-69441, 333-37276, 333-37278, 333-103433, 333-103435, and 333-69445) of Kulicke and Soffa Industries, Inc. of our report dated December 13, 2005, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operation discussed in Note 2 and the change in the composition of reportable segments discussed in Note 12, and except with respect to our opinion on the financial statement schedule insofar as it relates to the effects of the discontinued operation discussed in the note to the schedule, as to which the dates are October 3, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

Philadelphia, Pennsylvania

October 3, 2006

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